Exhibit 99.1

Bionik Laboratories Acquires Florida Rehabilitation Center; First in Strategic National Rollout

Company’s specialized Neuro-Recovery Care Centers to showcase Bionik technology and solutions

BOSTON, MA, September 8, 2022 -- Bionik Laboratories Corp. (OTCPINK: BNKL) (“Bionik” or the “Company”), a robotics company providing neurological functional recovery solutions to stroke survivors and others with functional and mobility challenges, today announces the acquisition of a rehabilitation center in Clermont, FL.

The center is revenue-producing, profitable and has an existing roster of patients and referral sources. Bionik intends for it to be rebranded to a specialized neuro-recovery center that will showcase Bionik’s technology and solutions, providing treatment to patients with stroke, brain and spinal cord injuries, in addition to its historic treatment offerings.

“This accretive transaction represents an exciting step in Bionik’s evolution and comes with numerous strategic advantages,” said Richard Russo, Jr., Bionik’s Interim CEO and Chief Financial Officer. “We are leveraging our capital to acquire a revenue generating, cash-flow positive, and profitable rehabilitation center with a large patient referral base that is expected to strengthen and diversify Bionik’s revenue streams and outlook for growth.”

Bionik financed the acquisition of the rehabilitation center with a secured convertible loan from an existing investor of the Company who is also one of its directors, indicating continuing support and belief in this new strategy.

Mr. Russo continued, “We are pleased to secure this financing from an existing investor, demonstrating strong belief in our national rollout strategy. Our new strategy reflects our firm belief in the potential of early and intensive interventions to deliver the best outcomes for patients with stroke or neurotrauma. We are committed to helping patients achieve their highest level of independence. Building a network of neuro recovery centers will enable us to provide more patients with access to Bionik’s InMotion systems, which are the gold standard for robotic upper extremity rehabilitation. The US physical therapy market is estimated to grow to $43 billion by 2025 and we believe that tapping into this market will allow Bionik to deliver increasing long-term value to shareholders.”

About Bionik Laboratories Corp.

Bionik Laboratories is a robotics company focused on providing neurological functional recovery solutions to stroke survivors and others with neurological and mobility challenges. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and three products in varying stages of development. Bionik has recently launched its Neuro-Recovery Centers of Excellence strategy, to showcase Bionik’s technology and solutions in an existing framework of revenue generating and profitable rehabilitation centers. For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products and the roll-out of its recently-announced Neuro-Recovery Centers of Excellence strategy, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, including as a result of the acquisition and rebranding of the Company’s Neuro-Recovery Centers of Excellence, and the future financial performance of any such Centers of Excellence the Company may acquire or launch (iv) the market and projected market for our existing and planned products and services and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing or increase revenue, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development and sale of our products and related insufficient cash flows and resulting illiquidity, the continued impact on the Company’s business as a result of the Covid-19 pandemic, the Company's inability to expand the Company's business, including its recently-launched Neuro-Recovery Centers of Excellence strategy, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Investor Relations:

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

646.863.6341